Exhibit 23.2




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated February 2, 2001, relating to the financial statements of GraphOn China Limited appearing in the Annual Report on Form 10-K for the year ended December 31, 2000, which contains an explanatory paragraph regarding the going concern uncertainty.


We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/BDO Seidman, LLP


BDO Seidman, LLP
San Jose, California
July 20, 2001